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                                                                    EXHIBIT 10.1

                            PIONEER BANCORPORATION
                        NON-QUALIFIED STOCK OPTION PLAN

     1.  PURPOSE.

     The purpose of the Pioneer Bancorporation Non-qualified Stock Option Plan (the "Plan") is to provide a means by which Pioneer Bancorporation (the "Corporation"), through the grant of stock options to eligible key employees or directors, may attract and retain persons of ability as key employees or directors and motivate such key employees or directors to exert their best efforts on behalf of the Corporation and any subsidiary corporation of the Corporation. For the purposes of the Plan, the term "Subsidiary Corporation" means a subsidiary corporation as defined by Section 425(f) of the Internal Revenue Code of 1986, as amended. It is not intended that the options issued under the Plan will qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended.

     2.  SHARES SUBJECT TO THE PLAN.

     Subject to the provisions of Section 5(g) of the Plan, 451,629 shares of the common stock of the Corporation shall be reserved and may be optioned under this Plan as may be determined from time to time. The reserved shares may be authorized and unissued shares or treasury shares of the Corporation or any combination of both as determined by the Board of Directors of the Corporation. If an option granted under the Plan ceases to be exercisable in whole or in part, the shares representing such option shall be available under the Plan for the grant of options in the future.

     3.  ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Board of Directors of the Corporation or a Committee of the Board of Directors (the "Committee"), which Committee shall consist of not less than two Directors of the Corporation. Members of the Committee shall be appointed by and shall serve at the pleasure of the Board of Directors of the Corporation. Any vacancies in the membership of the Committee shall be filled by an appointment by the Board of Directors of the Corporation.

     The Committee shall keep minutes of its meetings. All actions of the Committee shall be taken by a majority of its members. Any act approved in writing by a majority of the Committee members shall be fully effective as it had been taken by a vote of a majority of the members at a meeting duly called and held.

     Subject to and not inconsistent with the provisions of the Plan, the Board of Directors or the Committee shall have complete authority in its discretion to interpret all provisions of the Plan consistently with the law, to prescribe the form of the instrument evidencing any option granted under the Plan, to adopt, amend and rescind general and special rules and regulations for the administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

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     4.  ELIGIBILITY AND GRANT OF OPTIONS UNDER THE PLAN.

     Options may be granted at such times, in such amounts, and, to the extent not inconsistent with the Plan, on such terms as the Board of Directors or the Committee shall determine to key employees or directors of the Corporation or of a Subsidiary Corporation.

     5.  TERMS AND CONDITIONS OF OPTIONS GRANTED UNDER THE PLAN.

Each option granted under the Plan shall be evidenced by an agreement in a form determined by the Board of Directors or the Committee. Such agreement shall be subject to the following express terms and conditions, and such other terms and conditions as the Board of Directors or the Committee may deem appropriate.

         (a) Option Period. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. The period for which an option is granted may not exceed 10 years from the date of the grant of the option.

         (b) Exercise of Option. An option may be exercised at any time after it has vested and prior to its expiration.

         (c) Option Price. The option price per share shall be determined by the Board of Directors or the Committee at the time an option is granted and shall be not less than 100 percent of the fair market value of a share of the common stock of the Corporation on the date of the grant as determined in good faith by the Board of Directors or the Committee. Fair market value at the time of payment shall be determined without regard to any restriction other than a restriction that, by its terms, will never lapse.

         (d) Payment of Purchase Price upon Exercise. Each option shall provide that the purchase price of the shares for which an option may be exercised shall be paid to the Corporation at the time of exercise either in cash or with stock of the Corporation held by the optionee for more than six months and having a fair market value equal to the purchase price.

         (e) Nontransferability. No option granted under the Plan shall be transferable other than by a will of an optionee or by the laws of descent and distribution. During his lifetime, an option shall be exercisable only by an optionee or by the optionee's attorney-in-fact or conservator.

         (f) Investment Representation. The shares of stock to be issued upon the exercise of all or any portion of any option granted under the Plan shall be issued on the condition that the optionee represents that the purchase of stock upon such exercise shall be for investment purposes and not with a view to resale, distribution, offering, transferring, mortgaging, pledging, hypothecating or otherwise disposing of any such stock under the circumstances which would constitute a public offering or distribution under the Securities Act of 1933 or the securities laws of

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any state. No shares of stock shall be issued upon the exercise of any option unless the Corporation shall have received from the optionee a written statement satisfactory to legal counsel for the Corporation containing the above representations, stating that certificates representing such shares may bear a legend restricting their transfer and stating that the Corporation's transfer agent or agents may be given instructions to stop transfer of any certificate bearing such legend. Such representation and restrictions provided for herein, shall not be required if (i) an effective registration statement for such shares under the Securities Act of 1933 and any applicable state laws has been filed with the Securities and Exchange Commission and with the appropriate agency or commission of any state whose laws apply to the transaction, or (ii) an opinion of counsel satisfactory to the Corporation has been delivered to the Corporation to the effect that registration is not required under the Securities Act of 1933 or under the applicable securities laws of any state. In the event the Corporation proposes to register any of its securities under the Securities Act of 1933 or any applicable state laws, it shall notify each optionee who shall have purchased shares of stock upon the exercise of all or of any portion of any option granted under the Plan, and if such optionee desires to register any of such shares of stock held by him, he shall notify the Corporation within 30 days after receiving such notice and shall thereafter be entitled to have the Corporation include such shares in such registration upon payment by him to the Corporation of his pro rata share of the cost of such registration.

         (g) Adjustments in Event of Change in Common Stock. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding common stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, rights offering to purchase the common stock at a price substantially below fair market value or of any similar change affecting the common stock, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares subject to option in outstanding option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Board of Directors or the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, an optionee under the Plan.

         (h) No Rights as a Shareholder. No optionee shall have any rights as a shareholder with respect to any shares subject to his option prior to the date of issuance to him of a certificate or certificates for such shares.

         (i) No Rights to Continued Employment. The Plan and any option granted under the Plan shall neither confer upon any optionee any right with respect to continuance of employment by the Corporation or by a Subsidiary Corporation, nor shall it interfere in any way wish the right of the Corporation to terminate his employment at any time.

     6.  COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

     The Plan, the grant and exercise of options under the Plan, and the obligation of the Corporation to sell and deliver shares under such options, shall be subject to all applicable federal

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and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of common stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

     7.  AMENDMENT AND DISCONTINUANCE.

     The Board of Directors of the Corporation may amend, suspend or discontinue the Plan; provided, however, that, subject to the provisions of Section 5(g) no action of the Board of Directors of the Corporation or of the Board of Directors or the Committee may (i) increase the number of shares reserved for options pursuant to Section 2, (ii) permit the grant of any option at an option price less than the price determined in accordance with Section 5(c), (iii) permit the granting of options which expire beyond the period provided for in Section 5(a), or (iv) modify the requirements as to eligibility for participation in the Plan. Without the written consent of an optionee, no amendment or suspension of the Plan shall alter or impair any option previously granted to him under the Plan.

     8.  EFFECTIVE DATE.

     The effective date of the Plan shall be March 20, 1991, with the plan amendment approved by shareholders of the Corporation holding not less than a majority of the shares present and voting at the 1998 Annual Shareholders' Meeting. Notwithstanding the foregoing, options were granted by the Board of Directors or the Committee as provided by the Plan, subject to such subsequent stockholder approval received on March 18, 1998. The Plan shall terminate on March 19, 2001.

     9.  NAME OF THE PLAN.

     The Plan shall be known as the Pioneer Bancorporation Non-qualified Stock Option Plan.

     10.  EFFECT OF THE PLAN ON OTHER STOCK PLANS.

     The adoption of the Plan shall have no effect on awards made or to be made pursuant to other stock plans covering employees and/or directors of the Corporation, a Subsidiary Corporation, a parent corporation or any predecessors or successors thereto.

     This Plan, as amended, was submitted to and approved by shareholders on March 18, 1998.

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